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                                                                    Exhibit 2(b)

                          ADDENDUM TO MERGER AGREEMENT

               This addendum to Merger Agreement is entered into on this 23rd day of July, 1996, among The Fresh Juice Company, Inc., The Fresh Juice Company of Florida, Inc., Clear Springs Citrus Inc., Brian Duffy, and The Bogen Group, L.L.C., and is binding upon the parties hereto, their heirs, successors and assigns.

               WHEREAS, all parties hereto executed that certain Merger Agreement, dated as of March 31, 1996; and

               WHEREAS, Article 1.2 of the Merger Agreement calls for the Closing contemplated therein to occur on or before June 30, 1996 (the "Closing Date"); and

               WHEREAS, all parties hereto desire to extend the Closing Date;

               NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Closing Date under the Merger Agreement, dated as of March 31, 1996, is hereby extended through to and including September 15, 1996.

         2. Should any other provision of the Merger Agreement in any way conflict with an extended Closing Date through September 15, 1996, then such inconsistent provision of the Merger Agreement shall be deemed superseded, so as to effectuate the intent of the parties to this Addendum.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed pursuant due authorization on the date first above written.

                                  THE FRESH JUICE COMPANY, INC.

                                  By:  /s/ Steven Bogen
                                     -------------------------------------------
                                       Its: Chief Executive Officer

                                  THE FRESH JUICE COMPANY OF FLORIDA, INC.

                                  By:  /s/ Steven Smith
                                     -------------------------------------------
                                       Its: Chief Executive Officer

                                  CLEAR SPRINGS CITRUS, INC.

                                  By:  /s/ Brian Duffy
                                     -------------------------------------------
                                       Brian Duffy, President

                                  THE BOGEN GROUP, L.L.C.

                                  By:  /s/ Steven M. Bogen
                                     -------------------------------------------
                                       Steven M. Bogen, Managing Member

                                    /s/ Brian Duffy
                                  ----------------------------------------------
                                    Brian Duffy, Individually